Exhibit 99.1

ASCENT CAPITAL GROUP AND MONITRONICS INTERNATIONAL

ANNOUNCE THE EXECUTION OF SUPPORT AGREEMENT WITH CERTAIN BONDHOLDERS FOR NEW EXCHANGE TRANSACTION AND THE TERMINATION OF EXISTING CASH TENDER OFFER AND EXCHANGE OFFER

Englewood, CO — September 25, 2018 — Ascent Capital Group, Inc. (“Ascent”) (NASDAQ: ASCMA) and its wholly owned subsidiary, Monitronics International, Inc. (“MONI”), today announced the execution of a transaction support agreement (the “Support Agreement”) with holders of approximately $386 million aggregate principal amount of MONI’s 9.125% Senior Notes due 2020 (the “Old MONI Notes”), representing approximately 66% of the outstanding Old MONI Notes, who have committed to participate (the “Consenting Bondholders”) in the proposed new exchange and related transactions described below (the “New Proposed Exchange Transactions”). As a result of the execution of the Support Agreement, Ascent and MONI have terminated the offer previously announced on August 30, 2018 to exchange cash and/or a combination of new 7.750%/3.750% Senior Unsecured Cashpay/PIK Notes due 2023 of MONI and warrants to purchase Series A common stock of Ascent for Old MONI Notes and the solicitation of consents by MONI to certain proposed amendments to the indenture governing the Old MONI Notes (the “Existing MONI Exchange Offer and Consent Solicitation”). In addition, Ascent has terminated the offer previously announced on August 30, 2018 to purchase for cash (the “Existing Ascent Tender Offer” and, together with the Existing MONI Exchange Offer and Consent Solicitation, the “Terminated Offers”) 4.00% Convertible Senior Notes due 2020 of Ascent (the “Ascent Convertible Notes”).

Under the New Proposed Exchange Transactions, MONI would make an offer to eligible holders to exchange Old MONI Notes for new second lien notes that would be issued by MONI (“MONI Second Lien Notes”) and solicit the consent of such holders to certain amendments to the indenture governing the Old MONI Notes that would eliminate or waive substantially all restrictive covenants and events of default. Pursuant to the Support Agreement, the Consenting Bondholders have agreed to support and fully participate in such offer. In addition, under the New Proposed Exchange Transactions, MONI would seek to amend its senior secured credit facility (the “Credit Facility”) to permit, among other things, the issuance by MONI of MONI Second Lien Notes and MONI Third Lien Notes (as defined below) and provide certain covenant relief for the operating business. MONI would also pay down $100 million principal amount of the term loans outstanding thereunder with cash funded by Ascent, and the revolving loan commitments under the Credit Facility would be permanently reduced by 10%. Consenting Bondholders and their affiliates own approximately 16% of the principal amount of the outstanding term loans under the Credit Facility. Further, an offer would be made to eligible holders to exchange Ascent Convertible Notes for new third lien notes that would be issued by MONI (“MONI Third Lien Notes”).  The New Proposed Exchange Transactions are not conditioned upon the making or consummating of such offer to eligible holders of Ascent Convertible Notes. In the alternative, under the New Proposed Exchange Transactions, if the amendments to the Credit Facility are not completed within the time frame prescribed by the Support Agreement, an alternate offer that does not require any amendments to the Credit Facility to consummate would instead be made to eligible holders of the Old MONI Notes. Pursuant to the Support Agreement, the Consenting Bondholders have also agreed to support and fully participate in the alternate offer to eligible holders of the Old MONI Notes. This alternate offer would be largely similar to the Existing MONI Exchange Offer and Consent Solicitation that has been terminated, including (among other things) the use of $100 million of cash by Ascent in connection with the acquisition of Old MONI Notes, but the alternate offer will include certain changes required by the Support Agreement. The New Proposed Exchange Transactions will be subject to certain terms and conditions, including those more particularly described in the Support Agreement (and the term sheet annexed thereto, the “Term Sheet”).  When available, confidential offering memoranda relating to the New Proposed Exchange Transactions and setting forth these terms and conditions will be distributed to eligible holders.  For additional information regarding the New Proposed Exchange Transactions, please see Ascent’s Current Report on Form 8-K filed with the Securities and Exchange Commission concurrently herewith, which includes as an exhibit thereto the Support Agreement together with the Term Sheet.  Ascent and MONI intend, and expect, to complete the New Proposed Exchange Transactions in a timely manner.

Each of the Terminated Offers was set to expire at 11:59 p.m., New York City time, on October 3, 2018.  As a result of the termination of the Existing Ascent Tender Offer, no Ascent Convertible Notes will be accepted for purchase and no consideration will be paid or become payable to holders of Ascent Convertible Notes who have tendered their Ascent Convertible Notes in the Existing Ascent Tender Offer. All Ascent Convertible Notes previously tendered and not withdrawn will be promptly returned or credited back to their respective holders.  As a result of the termination of the Existing MONI Exchange Offer and Consent Solicitation, no Old MONI Notes will be accepted for exchange and no consideration will be paid or become payable to holders of Old MONI Notes who have tendered their Old MONI Notes in the Existing MONI Exchange Offer and Consent Solicitation. All Old MONI Notes previously tendered and not withdrawn will be promptly returned or credited back to their respective holders.  This press release confirms the formal termination of each of the Existing Ascent Tender Offer and the Existing MONI Exchange Offer and Consent Solicitation referenced above.

D.F. King & Co., Inc. acted as the Tender Agent and Information Agent for the Existing Ascent Tender Offer and the Exchange Agent and Information Agent for the Existing MONI Exchange Offer and Consent Solicitation. Holders of Ascent Convertible Notes with questions regarding the termination of the Existing Ascent Tender Offer and holders of Old MONI Notes with questions regarding the termination of the Existing MONI Exchange Offer and Consent Solicitation may direct such questions to D.F. King & Co., Inc., at (212) 269-5550 (for brokers and banks) or, with respect to the Ascent Convertible Notes, (800) 820-2416 or by e-mail to ascent@dfking.com and, with respect to the Old MONI Notes, (877) 674-6273 or by e-mail to monitronics@dfking.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Ascent Convertible Notes, the Old MONI Notes, the MONI Second Lien Notes or the MONI Third Lien Notes or any other securities, nor shall there be any offer, solicitation or sale of the Ascent Convertible Notes, the

Old MONI Notes, the MONI Second Lien Notes or the MONI Third Lien Notes or any other securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Terminated Offers, the New Proposed Exchange Transactions and other matters that are not historical facts. Words such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks,” “may,” “will,” “would,” “should” and similar expressions or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including general market and economic conditions, changes in law and government regulations and other matters affecting the business of Ascent and MONI. These forward-looking statements speak only as of the date of this press release, and Ascent and MONI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s or MONI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and MONI, including the most recent Forms 10-K and 10-Q for additional information about Ascent and MONI and about the risks and uncertainties related to Ascent’s business and MONI’s business which may affect the statements made in this press release.

About Ascent and Brinks Home Security

Ascent Capital Group, Inc. (NASDAQ: ASCMA) is a holding company whose primary subsidiary, Monitronics, operates as Brinks Home Security™, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas Fort-Worth area, Brinks Home Security secures approximately 1 million residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. Brinks Home Security has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com